                                                                   EX-99.906CERT


                           SECTION 906 CERTIFICATIONS

Greg J. Stark, President, Principal Executive Officer and Chief Executive Officer; and Mark E. Swanson, Principal Financial Officer, Principal Accounting Officer and Treasurer of Frank Russell Investment Company, a Massachusetts Business Trust (the "Registrant"), each certify that:

1. The Registrant's periodic report on Form N-CSR for the period ended April 30, 2006 (the "Form N-CSR") fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended, as applicable; and

2. The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.


A signed original of this written statement required by Section 906 has been provided to Frank Russell Investment Company and will be retained by Frank Russell Investment Company and furnished to the Securities and Exchange Commission or its staff upon request.

President, Principal Executive Officer and      Principal Financial Officer,
Chief Executive Officer                         Principal Accounting
Frank Russell Investment Company                Officer and Treasurer
                                                Frank Russell Investment Company

/s/ Greg J. Stark                               /s/ Mark E. Swanson
--------------------------------                --------------------------------
Greg J. Stark                                   Mark E. Swanson


Date: June 21, 2006                             Date: June 21, 2006